EXHIBIT 10.11

       T H E  A M E R I C A N  I N S T I T U T E  O F  A R C H I T E C T S

                               AIA DOCUMENT A101

                       STANDARD FORM OF AGREEMENT BETWEEN
                              OWNER AND CONTRACTOR

                         where the basis of payment is a
                                 STIPULATED SUM

                                  1987 EDITION

THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION.

The 1987 Edition of AIA Document A201, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified. This document has been approved and endorsed by The Associated General Contractors of America.
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AGREEMENT

made as of the 23rd day of May in the year of Nineteen Hundred and Ninety-Six

BETWEEN the Owner:                     U.S. Storage/Westheimer, Ltd.
(Name and Address)                     610 West Greens Road
                                       Houston, Texas

and the Contractor:                    American International Construction, Inc.
(Name and Address)                     14603 Chrisman
                                       Houston, Texas  77039


The Project is:                        U.S. Storage Mini-Warehouse Facilities
(Name and Address)                     12711 Westheimer
                                       Houston, Texas

The Architect is:                      Sikes Group, Inc.
(Name and Address)                     1716 Magnum
 ----                                  Houston, Texas 77092

All referencing to the Architect herein shall mean Sikes Group, Inc. The plans and specifications for the project have been prepared by the Contractor who shall have full responsibility therefor. Owner shall have no liability for any defects in the plans or specifications. Contractor Warrants and represents that in preparing the drawings and specifications for the Work, Contractor exercised a degree of care in accordance with the professional stan dards prevailing among architects in Houston, Texas, skilled in design for projects of similar nature and scope. Contractor further warrants and represents that the drawings and specifications for the Work are complete, accu rate and sufficient for the purpose in view. Any changes in the Work necessitated by any errors, omissions or ambiguities in the drawings or specifications shall be performed at Contractor's sole expense."
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Copyright 1915,  1918,  1925,  1937, 1951, 1961, 1963, 1967, 1974, 1977, 1987 by
The American Institute of Architects,  1735 New York Avenue,  N.W.,  Washington,



        AIA Document A101 Owner-Contractor Agreement Twelfth Edition 1987
            The American Institute of Architects, 1735 New York Ave.

D.C. 20006. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecution.
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                                   ARTICLE 1
                             THE CONTRACT DOCUMENTS

The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreement, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in Article 9.


                                   ARTICLE 2
                           THE WORK OF THIS CONTRACT

The Contractor shall execute the entire Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others, or as follows:

The Contractor shall provide or procure all labor, equipment and material necessary for the construction and installation of a public self storage facility. Unless specified in writing to the contrary, the scope of work to be performed is as outlined in Appendix 'A', attached hereto and made a part hereof.


                                   ARTICLE 3
                DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

3.1 The date of commencement is the date from which the Contract Time of Paragraph 3.2 is measured, and shall be the date of this Agreement, as first written above, unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.

(Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)

Unless the date of commencement is established by a notice to proceed issued by the Owner, the Contractor shall notify the Owner in writing not less than five days before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interests.


3.2 The Contractor shall achieve Substantial Completion of the entire Work not later than: 180 Days

(Insert the calendar date or number of calendar days after the date of commencement. Also insert any requirements for earlier Substantial Completion of certain portions of the Work, if not stated elsewhere in the Contract Documents.), subject to adjustments of this Contract Time as provided in the Contract Documents.

(Insert provisions, if any, for liquidated damages relating to failure to complete on time.)



        AIA Document A101 Owner-Contractor Agreement Twelfth Edition 1987
            The American Institute of Architects, 1735 New York Ave.

                                   ARTICLE 4
                                  CONTRACT SUM


4.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the Contract the Contract Sum of One Million Three Hundred Forty Two Thousand Six Hundred Three Dollars ($1,342,603.00), subject to additions and deductions as provided in the Contract Documents.

4.2 The Contract Sum is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner: Not Applicable

(State the numbers or other identification of accepted alternates. If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date until which that amount is valid.)


                                   ARTICLE 5
                               PROGRESS PAYMENTS

5.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

5.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:
                    Contractor  shall  submit its draw  request to the Owner and
               Sikes Group, Inc., on or before the first day of the month for the period ending on the 25th of the previous month.

5.3 Provided an Application for Payment is received by the Architect not later than the 1st day of a month, the Owner shall make payment to the Contractor not later than the 15th day such month for the period ending on the 25th of the proceeding month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than 10 days after the Architect receives the Application for Payment.

5.4 Each Application for Payment shall be based upon the schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Contract Sum among the various portions of the Work and be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

5.5 Applications for Payment shall indicate the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment.

5.6 Subject to the provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:



        AIA Document A101 Owner-Contractor Agreement Twelfth Edition 1987
            The American Institute of Architects, 1735 New York Ave.

5.6.1 Take that portion of the Contract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the total Contract Sum allocated to that portion of the Work in the schedule of values, less retainage of ten percent ( 10 %). Pending final determination of cost to the Owner of changes in the Work, amounts not in the dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions even though the Contract Sum has not yet been adjusted by Change Order;

5.6.2 Add that portion of the Contract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the completed construction (or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing), less retainage of ten percent ( - 10 - %); 5.6.3 Subtract the aggregate of previous payments made by the Owner; and

5.6.4 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of the General Conditions.

5.7 The progress payment amount determined in accordance with Paragraph 5.6 shall be further modified under the following circumstances:

5.7.1 Add, upon Substantial Completion of the Work, a sum sufficient to increase the total payments to ninty percent ( 90 %) of the Contract Sum, less such amounts as the Architect shall determine for incomplete Work and unsettled claims; and

5.7.2 Add, if final completion of the Work is thereafter materially delayed through no fault of the Contractor, any additional amounts payable in accordance with Subparagraph 9.10.3 of the General Conditions.

5.8 Reduction or limitation of retainage, if any, shall be as follows:
(If it is intended, prior to Substantial Completion of the entire Work, to reduce or limit the retainage resulting from the percentages inserted in Subparagraphs 5.6.1 and 5.6.2 above, and this is not explained elsewhere in the Contract Documents, insert here provisions for such reduction or limitation.)

                                   ARTICLE 6
                                 FINAL PAYMENT

Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when (1) the Contract has been fully performed by the Contractor except for the Contractor's responsibility to correct nonconforming Work as provided in Subparagraph 12.2.2 of the General Conditions and to satisfy other requirements, if any, which necessarily survive final payment; and (2) a final Certificate for Payment has been issued by the Architect; such final payment shall be made by the Owner not more than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:

                                   ARTICLE 7
                            MISCELLANEOUS PROVISIONS

7.1 Where reference is made in this Agreement to a provision of the General Conditions or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

7.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

(Insert rate of interest agreed upon, if any.)     8% per annum.



        AIA Document A101 Owner-Contractor Agreement Twelfth Edition 1987
            The American Institute of Architects, 1735 New York Ave.

7.3 Other provisions:

     (a) The contractor will provide a payment and performance bond in the amount of Four Hundred Twenty Thousand Dollars ($420,000.00). Bond to name Comercia Bank of Texas as Co-Obligee.

     (b) The contractor, and not the owner, shall purchase and maintain property insurance as specified in paragraph 11.3 of the General Conditions.

                                   ARTICLE 8
                           TERMINATION OR SUSPENSION

8.1 The Contract may be terminated by the Owner or the Contractor as provided in
Article 14 of the General Conditions.

8.2 The Work may be suspended by the Owner as provided in Article 14 of the General Conditions.

                                   ARTICLE 9
                       ENUMERATION OF CONTRACT DOCUMENTS

9.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

9.1.1 The Agreement is this executed Standard Form of Agreement Between Owner and Contractor, AIA Document A101, 1987 Edition.

9.1.2 The General Conditions are the General Conditions of the Contract for Construction, AIA Document A201, 1987 Edition.

Document                     Title                                 Pages

Appendix 'A'      AICI Proposal Dated May 7, 1996                  5
* In the event of a confllict between the AICI Proposal and the other contract documents, the other contract documents shall control.
9.1.4 The Specifications are those contained in the Project Manual dated as in Subparagraph 9.1.3, and are as follows:
(Either list the Specifications here or refer to an exhibit attached to this Agreement)

Section                      Title                                 Pages
See Appendix "A"

9.1.5 The Drawings are as follows, and are dated ______________________ unless a different date is shown below:
(Either list the Drawings here or refer to an exhibit attached to this Agreement.)
See Appendix "A"

Number                       Title                                 Date

9.1.6 The addenda, if any, are as follows:

Number                       Title                                 Pages




        AIA Document A101 Owner-Contractor Agreement Twelfth Edition 1987
            The American Institute of Architects, 1735 New York Ave.

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this
Article 9. 9.1.7 Other documents, if any, forming part of the Contract Documents are as follows:
(List here any additional documents which are intended to form part of the Contract Documents. The General Conditions provide that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor's bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)


This Agreement is entered into as of the day and year first written above and is executed in at least three original copies of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.



OWNER                                           CONTRACTOR
U.S. STORAGE/WESTHEIMER, LTD.
BY:  U.S. STORAGE/WESTHEIMER, LTD. G.P., L.C.,
GENERAL PARTNER


BY:  RAYMOND R. BETZ - MANAGER


/s/ Raymond R. Betz                             /s/ John T. Wilson
---------------------------------------         --------------------------------
(Signature)                                     (Signature)


                                                John T. Wilson
---------------------------------------         --------------------------------
(Printed name and title)                        (Printed name and title)


May 23, 1996                                     May 28, 1996
(Date)                                           (Date)






        AIA Document A101 Owner-Contractor Agreement Twelfth Edition 1987
            The American Institute of Architects, 1735 New York Ave.